Sub-Item 77I: Terms of New or Amended Securities

Effective October 31, 2016, the Goldman Sachs Short-Term Conservative Income
 Fund (the Fund) commenced offering Class A Shares and Preferred Shares
(the Shares). The terms of the Shares for the Fund are described in Post-Effective Amendment No. 580 to the Registrants Registration Statement
 on Form N-1A, filed with the Securities and Exchange Commission on October 24, 2016 (Accession No. 0001193125-16-745316), which is incorporated herein by reference.